Exhibit 99.1

reAlpha ($AIRE) Granted 180-Day Extension by Nasdaq to Regain Compliance with Minimum Bid Price Requirement

DUBLIN, Ohio – November 18, 2025 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha” or the “Company”), an AI-powered real estate technology company, today announced that it has received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180-day extension, until May 18, 2026, to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement under Listing Rule 5550(a)(2). This notice has no immediate effect on the listing or trading of reAlpha’s common stock, which continues to trade on the Nasdaq Capital Market under the ticker symbol “AIRE.”

Nasdaq granted the extension after determining that reAlpha meets the continued listing requirement for market value of publicly held shares and all other applicable initial listing criteria for the Nasdaq Capital Market. To regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the additional compliance period.

“We appreciate Nasdaq’s decision to grant this extension, which provides continued flexibility as we execute our strategic and operational priorities,” said Mike Logozzo, Chief Executive Officer of reAlpha. “Over the past several months, we have made measurable progress in strengthening our financial and operational foundation, expanding our real estate and mortgage platforms, reinforcing our balance sheet, simplifying our capital structure, and advancing our AI technology initiatives. These actions reflect our commitment to sustainable growth, transparency, and long-term value creation for our shareholders.”

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Executive Officer, Mike Logozzo, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) during the additional compliance period; reAlpha’s ability to maintain compliance with applicable Nasdaq listing rules; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to benefit from the implementation of its internal AI-powered assistants; reAlpha’s ability to improve data accuracy and boost engagement of its brand through its redesigned website and the integration of CRM platform across real estate and mortgage operations; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of its new internal organizational structure; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com